UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/18/2016

Discovery Communications, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34177

Delaware	35-2333914
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Discovery Place
Silver Spring, Maryland 20910
(Address of principal executive offices, including zip code)

240-662-2000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 18, 2016, the Board of Directors (the “Board”) of Discovery Communications, Inc. (the “Company”), by a duly adopted resolution, increased the number of directors serving on its Board from ten to eleven and filled the vacancy created by such newly-created directorship by appointing Susan M. Swain to the Board, to be effective as of December 7, 2016. Ms. Swain will serve as a Class I Director, where her initial term will expire at the Company’s 2018 annual meeting of stockholders. The Board also appointed Ms. Swain to serve as a member of the Nominating and Corporate Governance Committee. The Board determined, after considering all of the facts and circumstances, that Ms. Swain is an “independent director” as defined by the NASDAQ listing rules.

In March 2012, Ms. Swain was named Co-CEO and President of C-SPAN, a multichannel national distributor (TV, radio, internet) of public affairs content. She had served as President and Co-Chief Operating Officer of C-SPAN since December 2006. Ms. Swain also serves as an officer of National Cable Satellite Corporation, as a Director of the C-SPAN Education Foundation and as a member of the Executive Committee of the National Press Foundation. Ms. Swain brings to her Board and committee work experience in the areas of national media, leadership of large organizations, and multichannel operations. Ms. Swain’s expertise in building and managing a national brand and in strategic planning, with a special emphasis on the national broadband transition, adds to the breadth of experience and expertise of our Board. Ms. Swain served as a director of The Talbots, Inc. from 2001 until The Talbots ceased to be a public company in 2012. Ms. Swain was Chairperson of The Talbots’ Corporate Governance and Nominating Committee and was a member of its Audit Committee. She was appointed as its Lead Independent Director in May 2010.

No arrangements exist between the Company and Ms. Swain or any other person pursuant to which she was selected as a director. There are no transactions in which Ms. Swain has an interest requiring disclosure under Item 404(a) of SEC Regulation S-K.

Ms. Swain will be compensated for her services on the Company’s Board pursuant to the existing compensation program for non-employee directors set forth in the Company’s proxy statement dated March 30, 2016 for the Company’s 2016 annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Communications, Inc.

Date: October 21, 2016	By:	/s/ Bruce Campbell
Bruce Campbell
Chief Development, Distribution & Legal Officer